EXHIBIT 4


                             JOINT FILING AGREEMENT

              In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the shares of Concentric Network Corporation and further agree to the filing of this agreement as an Exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on Schedule 13D.

Date: October 28, 1998

                                       SBC COMMUNICATIONS INC.


                                       By:  /s/ Donald E. Kiernan
                                           ---------------------------
                                           Donald E. Kiernan
                                           Senior Vice President,
                                           Treasurer and Chief
                                           Financial Officer




                                       SOUTHWESTERN BELL
                                       INTERNET SERVICES, INC.


                                       By:  /s/ Patrick J. Pascarella
                                           ---------------------------
                                           Patrick J. Pascarella
                                           Secretary